Exhibit 10.1

LONG-TERM PERFORMANCE PROGRAM
2006 - 2008 PERFORMANCE PERIOD

Performance Period

This performance period approved by the Personnel and Compensation Committee at the November 8, 2005 meeting measures Kaman performance for the period January 1, 2006 through December 31, 2008.

Participants and Target Awards

The participants approved by the Personnel and Compensation Committee at the November 8, 2005 meeting for participation for this performance period and their target awards are:

Participant	Target Award as % of Base Salary

Paul R. Kuhn	110%

Robert M. Garneau	80%

T. Jack Cahill	65%

Candace A. Clark	65%

Robert H. Saunders, Jr.	65%

Ronald M. Galla	60%

Russell H. Jones	60%

John C. Kornegay	60%

These participants are designated as Covered Employees under Section 2 (j) of the Kaman Corporation 2003 Stock Incentive Plan.

Performance Measures

The specific performance measures and their weighting are:

Performance Measure	Weighting

Average return on total capital	40%
Growth in earnings per share	40%
Total return to shareholders	20%

Average return on capital will be the simple average of total return on capital achieved in each of the three (3) years of the performance period.

Growth in earnings per share will be calculated by taking the simple average of Kaman’s earnings per share for each of the three (3) years of the performance period and computing the compound growth rate of that average over the base period EPS. The base period EPS is the simple average of Kaman’s EPS for the years 2004 and 2005.

Total return to shareholders will be calculated on a dividends reinvested basis and will measure the change in value of an investment in Kaman shares for the period January 1, 2006 through December 31, 2008.

Benchmark for Performance Comparison

Kaman performance will be measured on a relative basis against the performance of the Russell 2000 index companies for the period January 1, 2006 through December 31, 2008 using the same performance measures:

•	Average return on total capital
•	Growth in earnings per share
•	Total return to shareholders

In measuring the performance of the Russell 2000 companies, average return on total capital and total return to shareholders will be measured in the same way as Kaman’s performance is measured.

In measuring growth in earnings per share for the Russell 2000 index companies, the calculation will be the same except that the base year will be the earnings per share for 2005.

Determination of Earned Award

 In determining the actual award earned, each performance measure will be measured separately and the total of the three calculations will equal the total award earned

The actual award earned for each performance measure will be based on a comparison of Kaman’s performance as compared to that of the Russell 2000 index companies as follows:

Kaman Performance vs. Russell 2000 Companies	% of Target Award Earned
Below 25th percentile	None
25th percentile	25%
50th percentile	100%
75th percentile & above	200%

The percent of the target award earned for actual performance between the 25th and the 50th percentile and between the 50th and 75th percentile will be determined on a straight-line interpolation.

All payments are meant to qualify as Qualified Performance-Based Awards under Section 15 (c) of the Kaman Corporation 2003 Stock Incentive Plan.

An example of how an actual award would be determined is shown on the attached page.

LONG-TERM PERFORMANCE PROGRAM
EXAMPLE OF PLAN CALCULATIONS

	PERFORMANCE MEASURES*
	EPS		Total Return
	Growth	ROTC	To S/H

Kaman Performance:

Year

2004	$ 0.10
2005	$ 0.20
2006	$ 0.30	16%
2007	$ 0.20	15%
2008	$ 0.40	17%

2004 - 2005 average	$ 0.15
2006 - 2008 average	$ 0.30	16%
Compound growth rate in EPS	26%
Total return to shareholders (assumed)			25%

Russell 2000 Index Company Performance (assumed):

25th percentile	12%	5%	15%
50th percentile	22%	12%	30%
75th percentile	36%	22%	40%

*Performance measures are hypothetical and not intended as projections of future performance.

COMPUTATION OF ACTUAL AWARD EARNED
				Percent of
		% of Factor	Factor	Target Award
		Value Earned	Weighting	Earned

Growth in Earnings Per Share		129%	40%	52%

Average Return on Total Capital		140%	40%	56%

Total Return to Shareholders		75%	20%	15%

Total % of Target Award Earned				123%